UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 11, 2025

Voyager Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37625	46-3003182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Hayden Avenue Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 259-5340

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	VYGR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

ALS Program Update

On February 11, 2025, Voyager Therapeutics, Inc. (the “Company”) announced that it has decided to assess alternate payloads related to its superoxide dismutase 1 silencing gene therapy program for amyotrophic lateral sclerosis (the “SOD1 ALS Program”). Emerging three-month non-human primate (NHP) data suggest that an alternate payload would be necessary to achieve the Company’s desired product profile for the SOD1 ALS Program. No changes are planned to the novel capsid component of VY9323, previously the Company’s lead development candidate for the SOD1 ALS Program. Due to this decision, the Company no longer anticipates filing an investigational new drug (“IND”) application or a Canadian clinical trial application for VY9323 in mid-2025. The Company’s decision regarding the SOD1 ALS Program does not impact the Company’s other gene therapy programs; the Company continues to expect IND filings in 2025 from Neurocrine Biosciences, Inc. (“Neurocrine”) for the  glucocerebrosidase 1 gene therapy program for Parkinson’s disease and other GBA1-mediated diseases, as well as the gene therapy program for Friedreich’s ataxia, pursuant to collaborations between the Company and Neurocrine. The Company also continues to expect to file an IND in 2026 for VY1706, the lead development candidate for its tau silencing gene therapy program, which has achieved desired activity levels and been well-tolerated in preclinical studies comparable to those conducted for VY9323.

Cash Runway

Based upon the Company’s current long-range operating plan, the Company estimates that its existing cash and cash equivalents and marketable securities, together with amounts expected to be received as reimbursement for development costs under its collaborations with Neurocrine and Novartis Pharma AG, and interest income, will enable the Company to fund its planned operating expenses and capital expenditure requirements into mid-2027. The Company has based these estimates on assumptions that may prove to be wrong, and the Company could use its available capital resources sooner than it currently expects.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as “expect,” “anticipate,” “potential,” “may,” “plan,” “future,” “suggest,” “would,” “believe,” “will,” or “continue,” and other similar expressions are intended to identify forward-looking statements. For example, all statements the Company makes regarding the Company’s plans for the future of its SOD1 ALS Program, including its plan to assess alternate payloads for the program; the Company’s beliefs regarding the potential cause of development candidate VY9323’s failure to achieve the desired product profile, including Company’s belief that such failure is not related to the capsid; the Company’s cash runway; and the Company’s ability to advance its AAV-based gene therapy programs, including expectations for the Company’s achievement of preclinical and clinical development milestones for its potential development candidates, such as the identification of lead development candidates, IND and CTA filings, the initiation of clinical trials, clinical trial enrollment, and the generation of clinical data and proof-of-concept, are forward-looking.

All forward-looking statements are based on estimates and assumptions by the Company’s management that, although the Company believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that the Company expected. Such risks and uncertainties include, among others, the expectations and decisions of regulatory authorities; the timing, initiation, conduct and outcomes of the Company’s preclinical; and the sufficiency of the Company’s cash resources to fund its operations and pursue its corporate objectives.

These statements are also subject to a number of material risks and uncertainties that are described in the Company’s most recent Annual Report on Form 10-K filed with the SEC, as updated by its subsequent filings with the SEC. All information in this Form 8-K is as of the date of this Form 8-K, and any forward-looking statement speaks only as of the date on which it was made. The Company undertakes no obligation to publicly update or revise this information or any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2025	VOYAGER THERAPEUTICS, INC.

	By:	/s/ Alfred Sandrock, M.D., Ph.D.
Alfred Sandrock, M.D., Ph.D.
Chief Executive Officer, President, and Director (Principal Executive Officer)

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